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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Directors
Belden & Blake Corporation


     We consent to the incorporation by reference of our report dated March 5, 1998, with respect to the consolidated financial statements of Belden & Blake Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997, in the following Registration Statements and related Prospectuses.


     REGISTRATION
       NUMBER                      DESCRIPTION OF REGISTRATION STATEMENT
-----------------------    ----------------------------------------------------
     33-62785 Stock Option Plan; Non-Employee Director Stock Option Plan -- Form S-8


     33-69802                 Employee's 401(K) Profit Sharing Plan -- Form S-8





                                                  ERNST & YOUNG LLP


Cleveland, Ohio
March 23, 1998